UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2015

Immunomedics, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-12104	61-1009366
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 The American Road, Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01       Entry Into a Material Definitive Agreement.

On February 11, 2015, Immunomedics, Inc. (the “Company”) issued and sold $85 million aggregate principal amount of 4.75% Convertible Senior Notes due 2020 (the “Convertible Notes”) to certain initial purchasers for resale to qualified institutional buyers in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 144A under the Securities Act (the “Offering”). In addition, on February 11, 2015, the initial purchasers notified the Company that they have exercised, in full, the option granted to them by the Company to purchase an additional $15 million aggregate principal amount of the Convertible Notes. The Convertible Notes are general unsecured obligations of the Company. The Convertible Notes bear interest at a fixed rate of 4.75% per year, payable semiannually in arrears on February 15 and August 15 of each year, beginning on August 15, 2015. The Convertible Notes are convertible at the option of holders into shares of the Company’s common stock at any time prior to the close of business on the business day immediately preceding the maturity date. The Convertible Notes will mature on February 15, 2020, unless earlier purchased or converted.

The Company received net proceeds from the Offering of approximately $81.8 million, after deducting the initial purchasers’ fees and estimated offering expenses ($96.4 million after taking into account the initial purchasers’ exercise of their option to purchase additional notes in full which is expected to close on February 17, 2015). The Company intends to use a portion of the net proceeds from the offering to fund its operating expenses, the ongoing Phase 3 clinical trial for clivatuzumab tetraxetan, and the Phase 2 clinical trials for IMMU-132 and IMMU-130, and further the advancement of clinical trial programs in fiscal 2015 and beyond. The Company intends to use the remaining net proceeds from the offering for general corporate purposes. Pending any such uses, Immunomedics intends to invest the net proceeds in interest bearing securities.

Indenture

The Company issued the Convertible Notes pursuant to an indenture dated as of February 11, 2015 (the “Indenture”) by and between the Company and Wells Fargo Bank, National Association, as trustee.

The Convertible Notes are convertible at the option of holders into shares of the Company’s common stock. The conversion rate is initially 195.8336 shares of common stock per $1,000 principal amount of Convertible Notes (equivalent to an initial conversion price of approximately $5.11 per share of the Company’s common stock). The conversion rate and the corresponding conversion price are subject to an adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. The initial conversion price of the Convertible Notes represents a premium of approximately 27.5% to the $4.005 per share closing price of the Company’s common stock on February 5, 2015.

If the Company undergoes a fundamental change (as defined in the Indenture), holders may require the Company to purchase for cash all or part of their Convertible Notes at a purchase price equal to 100% of the principal amount of the Convertible Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the fundamental change purchase date.  In addition, if certain make-whole fundamental changes (as defined in the Indenture) occur, the Company will, in certain circumstances, increase the conversion rate for any Convertible Note converted in connection with such make-whole fundamental change.

The Indenture provides for customary events of default.

The description of the Indenture and the Convertible Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Convertible Note, copies of which are included in Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K relating to the Indenture and the Convertible Notes is incorporated herein by reference.

Item 3.02       Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.  As described in Item 1.01 of this Current Report on Form 8-K, the Convertible Notes were sold to the initial purchasers for resale to qualified institutional buyers pursuant to Rule 144A under the Securities Act.  Any shares of the Company’s common stock issuable upon conversion of the Convertible Notes will be issued pursuant to Section 3(a)(9) of the Securities Act.

Item 9.01       Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of February 11, 2015, by and between Immunomedics, Inc. and Wells Fargo Bank, National Association
4.2	Form of 4.75% Convertible Senior Note due 2020 (included in Exhibit 4.1)
99.1	Press Release, dated February 12, 2015

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements regarding the Offering and the Company’s intended use of the net proceeds thereof.  These statements constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The words “may,” “might,” “will,” “should,” “estimate,” “project,” “plan,” “anticipate,” “expect,” “intend,” “outlook,” “believe” and other similar expressions are intended to identify forward looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation to update any forward-looking statement in this Current Report on Form 8-K except as required by law. These forward looking statements are based on assumptions by the Company’s management that, although believed to be reasonable, are inherently uncertain and subject to a number of risks and uncertainties. Actual results may differ materially from those anticipated or predicted by the Company’s forward-looking statements as a result of various important factors, including, but not limited to, the fact that the Company’s management will have broad discretion as to the use of the net proceeds from the sale of the Convertible Notes, the impact of general economic, industry, market or political conditions and the other risks identified in the Company’s periodic filings, including the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNOMEDICS, INC.

By:	/s/ Cynthia L. Sullivan
Name: Cynthia L. Sullivan
Title: President and Chief Executive Officer

Date:  February 12, 2015